CAUSE NO. D-1-GN-13-003230

IN RE ACTIVE POWER, INC. SHAREHOLDER DERIVATIVE LITIGATION	§ IN THE DISTRICT OF §
§ TRAVIS COUNTY, TEXAS
§
§ 98th JUDICIAL DISTRICT
§
§
STIPULATION AND AGREEMENT OF COMPROMISE, SETTLEMENT AND RELEASE
This Stipulation of Settlement, dated January 29, 2015 (the “Stipulation”), is made and entered into by and among the following Settling Parties,1 by and through their respective counsel of record: (i) Petitioner Hiroshi Okumura (“Okumura” or “Petitioner”), the Court-appointed lead plaintiff in this consolidated derivative action (“Consolidated Action” or “Action”), individually and derivatively on behalf of nominal defendant Active Power, Inc. (“Active Power” or the “Company”); (ii) Ake Almgren, Stephen J. Clearman, James E. DeVenny, III, Robert Greenberg, Thomas Patrick Kelly, Jan H. Lindelow, Steven R. Fife, and Doug Milner (collectively, the “Individual Defendants”); and (iii) nominal defendant Active Power (collectively, with the Individual Defendants, “Defendants”). The Stipulation is intended by the Settling Parties to fully, finally, and forever resolve, discharge, and settle the Released Claims, subject to the terms and conditions set forth herein.
I. BACKGROUND
A.    Litigation History

On September 13, 2013, Petitioner filed his shareholder derivative petition, captioned Okumura v. Almgren et al, Cause No. D-1-GN-13-003230 (the “Okumura Action”). On October

14, 2013, another Active Power shareholder, David B. Shaev IRA (“Shaev IRA”), filed a lawsuit captioned Shaev IRA v. Milner et al., Cause No. D-1-GN-13-003557 (the “Shaev IRA Action”). The Shaev IRA Action made substantially and materially the same allegations and sought substantially and materially the same relief as the allegations and requested relief in the Okumura Action.
In the interest of conserving the parties’ resources, on October 4, 2013, counsel for the parties in the Okumura Action entered into an agreement pursuant to Rule 11 of the Texas Rules of Civil Procedure to stay the Okumura action pending resolution of defendants’ motion to dismiss a related federal securities class action, captioned Lee v. Active Power, Inc. et al., Civil Action No.
13-cv-797-SS, which was filed on September 10, 2013 (the “Securities Class Action”). Similarly, on October 22, 2013, counsel for the parties in the Shaev IRA Action entered into an agreement pursuant to Rule 11 of the Texas Rules of Civil Procedure to stay the Shaev IRA action pending resolution of defendants’ motion to dismiss in the Securities Class Action.
While the Okumura Action was deferred, Petitioner continued to investigate the claims underlying the derivative action by serving a shareholder inspection demand on Active Power’s counsel pursuant to Texas Business Organizations Code section 21.218(b) on November 18, 2013. Petitioner’s efforts to secure compliance with that demand were ongoing when, on July 2, 2014, the federal district court in the Securities Class Action issued an order denying defendants’ motion to dismiss that action.
Thereafter, on August 4, 2014, on behalf of all parties to the Okumura Action and the Shaev IRA Action, Petitioner filed a joint motion to consolidate the Okumura Action and Shaev IRA Action into one action. The Court has since entered an order consolidating the Okumura Action and Shaev IRA Action into the Consolidated Action. Further, on September 18, 2014, after counsel for the respective petitioner in the Okumura Action and Shaev IRA Action filed competing motions for appointment of a plaintiffs’ leadership structure, the Court entered an order: (a) Appointing Okumura as Lead Plaintiff in the Consolidated Action; (b) Appointing Johnson & Weaver, LLP as lead counsel for plaintiffs in the Consolidated Action; and (c) appointing The Briscoe Law Firm, PLLC as liaison counsel for plaintiffs in the Consolidated Action.
B.    Settlement Efforts
On or about August 13, 2014, the Settling Parties agreed to participate in mediation with Gary V. McGowan, Esq. (the “Mediator”) in Houston, Texas on September 23, 2014. On September 16, 2014, Petitioners sent Defendants a settlement demand letter outlining a proposed framework for settlement (the “Demand Letter”).
Thereafter, on September 23, 2014, the parties to the Action, along with the parties in the Securities Class Action, participated in an in-person mediation session with the Mediator. After extensive, arm's-length negotiations with the assistance and involvement of the Mediator, the Settling Parties were able to reach an agreement-in-principle to resolve the Action. As a result of these negotiations, the Settling Parties reached an agreement to settle the Action upon the terms and subject to the conditions set forth in this Stipulation (the “Settlement”).
II. PETITIONER’S CLAIMS AND THE BENEFITS OF SETTLEMENT
Petitioner believes that the Action has substantial merit, and Petitioner’s entry into this Stipulation is not intended to be and shall not be construed as an admission or concession concerning the relative strength or merit of the claims alleged in the Action. However, Petitioner and Petitioner’s Counsel recognize and acknowledge the significant risk, expense, and length of continued proceedings necessary to prosecute the Action against the Individual Defendants through trial and through possible appeals. Petitioner’s Counsel also have taken into account, inter alia, the uncertain outcome and the risk of any litigation, especially in complex cases such as the Action, as well as the difficulties and delays inherent in such litigation. Petitioner’s Counsel are also mindful of the inherent problems of establishing demand futility at trial, and the possible defenses to the claims alleged in the Action.
Petitioner’s Counsel have conducted extensive investigation, including, inter alia: (i) reviewing Active Power’s press releases, public statements, SEC filings, and securities analysts' reports and advisories about the Company; (ii) reviewing media reports about the Company; (iii) researching the applicable law with respect to the claims alleged in the Action and the potential defenses thereto; (iv) preparing and filing a derivative petition; (v) reviewing and analyzing relevant documents in the Securities Class Action—including the motion to dismiss briefing and the Court's order denying the defendants' motion to dismiss—and evaluating the merits of, and the defendants' liability in connection with, the Securities Class Action; (vi) coordinating, preparing, and filing a joint motion to consolidate the two derivative actions into this Action; (vii) participating in a mediation; (viii) negotiating this Settlement with Defendants and (ix) conducting a review and analysis of the minutes of meetings of Active Power’s Board of Directors that occurred during the relevant period alleged in this Action.
Based on Petitioner’s Counsel's thorough review and analysis of the relevant facts, allegations, defenses, and controlling legal principles, Petitioner’s Counsel believe that the Settlement set forth in this Stipulation is fair, reasonable, and adequate, and confers substantial benefits upon Active Power and its shareholders. Based upon Petitioner’s Counsel's evaluation, Petitioner has determined that the Settlement is in the best interests of Active Power and its shareholders and has agreed to settle the Action upon the terms and subject to the conditions set forth herein.

III.    DEFENDANTS' DENIALS OF WRONGDOING AND LIABILITY
The Individual Defendants have denied and continue to deny that they have committed, threatened, or attempted to commit, any violations of law, or breached any duty owed to Petitioner, Active Power, or its shareholders. Without admitting the validity of any allegations made in the Action, or any liability with respect thereto, the Individual Defendants have concluded that it is desirable that the claims against them be settled on the terms reflected in this Stipulation. The Individual Defendants and Active Power are entering into this Settlement because it will eliminate the uncertainty, distraction, disruption, burden, risk, and expense of further litigation. Further, the Individual Defendants and Active Power acknowledge that the Settlement confers substantial benefits on Active Power and is fair, reasonable, adequate, and in the best interests of Active Power and its shareholders.
Neither this Stipulation, nor any of its terms or provisions, nor entry of the Judgment, nor any document or exhibit referred or attached to this Stipulation, nor any action taken to carry out this Stipulation, is, may be construed as, or may be used as evidence of the validity of any of the Released Claims or an admission by or against the Individual Defendants of any fault, wrongdoing, or concession of liability.
IV.    TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT
NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and among the undersigned counsel for the Settling Parties herein, in consideration of the benefits flowing to the parties from the Settlement, and subject to the approval of the Court pursuant to Tex. Bus. Org. Code § 21.560(a), that the claims asserted in the Action shall be finally and fully compromised, settled, and released, and the Action shall be dismissed with prejudice, upon and subject to the terms and conditions of the Stipulation, as set forth below.

1.    Definitions

As used in the Stipulation, the following terms have the meanings specified below:
1.1 “Action” means, the consolidated shareholder derivative actions, filed in the Court, captioned In re Active Power, Inc. Shareholder Derivative Litigation, Cause No. D-1-GN-13-003230 (Tx. Dist. Ct. - Travis Cnty., 98th Judicial District).
1.2    “Court” means the District Court of Travis County, Texas, 98th Judicial District.
1.3 “Current Active Power Shareholder” means any Person who owned Active Power common stock as of the date of the execution of the Stipulation and who continues to hold such Active Power common stock as of the date of the Settlement Hearing, excluding the Individual Defendants, the officers and directors of Active Power, members of their immediate families, and their legal representatives, heirs, successors, or assigns, and any entity in which Individual Defendants have or had a controlling interest.
1.4    “Defendants” means, collectively, nominal defendant Active Power and the Individual Defendants.

1.5    “Defendants’ Counsel” means King & Spalding, LLP.
1.6 “Effective Date” means the date by which the events and conditions specified in paragraph 6.1 of the Stipulation have been met and have occurred.
1.7 “Final” means the date upon which the last of the following shall occur with respect to the Judgment approving the Stipulation, substantially in the form of Exhibit E attached hereto: (1) the expiration of the time to file a notice of appeal from the Judgment; or (2) if an appeal has been filed, the court of appeals has either affirmed the Judgment or dismissed that appeal and the time for any reconsideration or further appellate review has passed; or (3) if a higher court has granted further appellate review, that court has either affirmed the underlying Judgment or affirmed the court of appeal's decision affirming the Judgment or dismissing the appeal. For purposes of this paragraph, an “appeal” shall not include any appeal that concerns only the issue of attorneys' fees and expenses or the payment of incentive awards. Any proceeding or order, or any appeal or petition for a writ of certiorari pertaining solely to the application for attorneys' fees, costs, or expenses shall not in any way delay or preclude the Judgment from becoming Final.
1.8 “Individual Defendants” means Ake Almgren, Stephen J. Clearman, James E. DeVenny, III, Robert Greenberg, Thomas Patrick Kelly, Jan H. Lindelow, Steven R. Fife, and Doug Milner.
1.9     “Judgment” means the Order and Final Judgment to be rendered by the Court, substantially in the form attached hereto as Exhibit E.

1.10    “Notice” means the Notice of Pendency and Proposed Settlement of Shareholder

Derivative Action, substantially in the form attached hereto as Exhibit D.
1.11 “Person” means an individual, corporation, limited liability corporation, professional corporation, partnership, limited partnership, limited liability partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government, or any political subdivision or agency thereof and any business or legal entity and their spouses, heirs, predecessors, successors, representatives, or assignees.
1.12 “Petitioner” means lead plaintiff Hiroshi Okumura.

1.13     “Petitioner’s Counsel” means Johnson & Weaver, LLP and The Briscoe Law Firm, PLLC.
1.14     “Related Persons” means each of the Defendants and their past or present agents, officers, directors, attorneys, accountants, auditors, advisors, insurers, co-insurers, reinsurers,

spouses, immediate family members, heirs, executors, personal representatives, estates, administrators, trusts, predecessors, successors, and assigns or other individual or entity in which any Defendant has a controlling interest, and each and all of their respective past and present officers, directors, employees, agents, affiliates, parents, subsidiaries, divisions, attorneys, accountants, auditors, advisors, insurers, co-insurers, re-insurers, heirs, executors, personal representatives, estates, administrators, trusts, predecessors, successors, and assigns.
1.15 “Released Claims” shall collectively mean any and all claims, rights, and causes of action, whether based on federal, state, local, statutory, or common law or any other law, rule, or regulation, including Unknown Claims (as defined in ¶ 1.23 below), that have been asserted by Petitioners or any other shareholder of Active Power derivatively on behalf of Active Power against the Released Persons (as defined in ¶1.16 below) in the petitions filed in the Action.
1.16     “Released Persons” means collectively, Active Power and each of the Individual Defendants. “Released Person” means, individually, any of the Released Persons.
1.17 “Releasing Parties” means Petitioner (both individually and derivatively on behalf of Active Power), any other Active Power shareholder on behalf of Active Power, and Petitioner’s Counsel. “Releasing Party” means, individually, any of the Releasing Parties.
1.18 “Securities Class Action” means the securities fraud class action captioned as Lee v. Active Power, Inc. et al., Case No. A-13-CA-797-SS (W.D.T.X.).
1.19    “Settlement” means the settlement and compromise of the Action as provided for herein.
1.20 “Settlement Hearing” means the hearing or hearings at which the Court will review the adequacy, fairness, and reasonableness of the Settlement.

1.21 “Settling Parties” means, collectively, Petitioner (on behalf of himself and derivatively on behalf of Active Power) and Defendants. “Settling Party” means, individually, any of the Settling Parties.
1.22 “Active Power” or the “Company” means nominal defendant Active Power, Inc., a Delaware Corporation, and its affiliates, subsidiaries, predecessors, successors, and assigns.
1.23 “Unknown Claims” means any Released Claim(s) which Petitioner or Defendants do not know of or suspect to exist in his, her, or its favor at the time of the release of the Released Persons. With respect to any and all Released Claims, the Settling Parties agree that upon the Effective Date, the Settling Parties expressly waive the provisions, rights and benefits conferred by or under California Civil Code section 1542, or any other law of the United States or any state or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to §1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

The Settling Parties acknowledge that they may hereafter discover facts in addition to or different from those now known or believed to be true by them, with respect to the subject matter of the Released Claims, but it is the intention of the Settling Parties to completely, fully, finally, and forever compromise, settle, release, discharge, and extinguish any and all Released Claims, known or unknown, suspect or unsuspected, contingent or absolute, accrued or unaccrued, apparent or unapparent, which do now exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery of additional or different facts. The Settling Parties acknowledge that the foregoing waiver was separately bargained for and is a key element of the Stipulation of which this release is a part.

2.    Terms of the Settlement
2.1 The Individual Defendants have caused their insurer to pay Active Power the amount of $1.5 million, which was used to settle the Securities Class Action.
2.2 Further, as a result of the filing, prosecution, and settlement of the Action, Active Power shall, within thirty (30) calendar days after Court approval of the Settlement, form, implement, and/or maintain a Disclosure Committee which shall be initially constituted and which shall have the duties and responsibilities substantially as set forth in the disclosure committee’s initial charter in Exhibit A attached hereto. The Disclosure Committee shall be maintained, and shall be tasked with discharging substantially and materially the same duties and responsibilities as those duties described in the committee’s initial charter, for a period of no less than three years. Active Power and the Individual Defendants also acknowledge that the prosecution and settlement of the Action was the sole factor in the formation and implementation of the Disclosure Committee and adoption of the initial charter attached hereto as Exhibit A.
2.3 Active Power and the Individual Defendants further acknowledge that the filing and prosecution of the Action was a substantial and material factor in the decision to adopt certain corporate governance reforms that were implemented at the Company after the filing of the Action, which are set forth in Exhibit B. Active Power agrees to maintain these corporate governance reforms, or substantial and material equivalents thereof, for a period of no less than three years.
2.4 Active Power and the Individual Defendants acknowledge and agree that the corporate governance reforms, additions, amendments, or formalizations identified in Exhibit A and Exhibit B attached hereto are significant and extensive and confer substantial benefits upon Active Power and its shareholders.

3.    Approval and Notice
3.1 Promptly after execution of the Stipulation, Petitioners shall submit the Stipulation together with its exhibits to the Court and shall apply for entry of an order (the "Preliminary Approval Order"), substantially in the form of Exhibit C attached hereto, requesting: (i) preliminary approval of the Settlement set forth in the Stipulation; (ii) approval of the form and manner of providing notice of the Settlement to Current Active Power Shareholders; and (iii) a date for the Settlement Hearing, pursuant to Tex. Bus. Org. Code § 21.560(a).
3.2 Notice to Current Active Power Shareholders shall consist of a Notice of Pendency and Proposed Settlement of Shareholder Derivative Action, which includes the general terms of the Settlement set forth in the Stipulation and the date of the Settlement Hearing, substantially in the form attached hereto as Exhibit D (the “Notice”).
3.3    Within ten (10) calendar days after entry of the Preliminary Approval Order, Active

Power shall post a copy of the Notice and Stipulation on the Company website, shall file a Form
8-K with the SEC that includes the Notice, and shall refer shareholders to the websites of Active Power and Johnson & Weaver, LLP to view the detailed Notice and Stipulation. If additional notice is required by the Court, then the cost and administration of such additional notice (up to
$10,000) will be borne by Active Power. Any additional notice costs in excess of $10,000 shall be borne by Petitioner’s Counsel. The Settling Parties believe the content and manner of the Notice, as set forth in this paragraph, constitutes adequate and reasonable notice to Current Active Power Shareholders pursuant to applicable law and due process. Prior to the Settlement Hearing, Petitioner’s Counsel shall file with the Court an appropriate affidavit or declaration with respect to the filing and posting of the Notice.
3.4 Within ten (10) calendar days after entry of the Preliminary Approval Order, Petitioner’s Counsel shall post copies of the Notice and Stipulation on Johnson & Weaver, LLP’s website. Prior to the Settlement Hearing, Petitioner’s Counsel shall file with the Court an appropriate affidavit or declaration with respect to posting copies of the Notice and Stipulation on their website.
3.5 Pending the Court's determination as to final approval of the Settlement, Petitioner is barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any Released Claim against any of the Released Persons.
4.    Attorneys' Fees and Reimbursement of Expenses
4.1 In recognition of the substantial benefits conferred upon Active Power as a direct result of the prosecution and Settlement of the Action, the Individual Defendants, subject to Court approval, shall cause their insurer(s) to pay Petitioner’s attorneys' Fee and Expense Amount in the agreed-to amount of: (i) $250,000 (the “Fee and Expense Amount”). The Fee and Expense Amount shall constitute final and complete payment for Petitioners' attorneys' fees and expenses that have been incurred or will be incurred in connection with the Action.
4.2    The Fee and Expense Amount shall be payable to the Active Power, Inc. Qualified

Settlement Fund, as defined under Section 468B of the Internal Revenue Code.
4.3 The Fee and Expense Amount shall be funded in accordance with the terms provided in ¶ 4.2 within fifteen (15) business days of the entry of the Judgment and shall be immediately releasable upon receipt.
4.4    The Settling Parties further stipulate that Petitioner’s Counsel may apply to the

Court for an incentive award of up to $2,000 for the Petitioner, only to be paid upon Court approval, in recognition of Petitioner’s participation and effort in the prosecution of the Action (the “Incentive Award”). The Incentive Award, if approved by the Court, shall be paid to Petitioner from the Fee and Expense Amount. Defendants shall not be liable for any portion of any Incentive Award.
5.    Releases
5.1 Upon the Effective Date, the Releasing Parties shall be deemed to have fully, finally, and forever released, relinquished, and discharged the Released Claims (including Unknown Claims) against the Released Persons and any and all claims arising out of, relating to, or in connection with the defense, settlement, or resolution of the Action against the Released Persons. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.
5.2 Upon the Effective Date, each of the Defendants shall be deemed to have fully, finally, and forever released, relinquished, and discharged Petitioner and Petitioner’s Counsel from all claims (including Unknown Claims), arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Action or the Released Claims. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.
6.    Conditions of Settlement; Effect of Disapproval, Cancellation, or Termination
6.1 The Effective Date of this Stipulation shall be conditioned on the occurrence of all of the following events:
a.     approval of the Settlement at a hearing as required by Tex. Bus. Org. Code § 21.560(a);

b. entry of the Judgment, in all material respects in the form set forth as Exhibit E annexed hereto, approving the Settlement without awarding costs to any party, except as provided herein;
c. the payment of the Fee and Expense Amount in accordance with paragraphs 4.1-4.2; and
d.    the passing of the date upon which the Judgment becomes Final.
6.2 If any of the conditions specified above in paragraph 6.1 are not met, then the Stipulation shall be canceled and terminated subject to paragraph 6.3, unless counsel for the Settling Parties mutually agree in writing to proceed with the Stipulation.
6.3 If for any reason the Effective Date of the Stipulation does not occur, or if the Stipulation is in any way canceled, terminated, or fails to become Final in accordance with its terms: (a) all Settling Parties and Released Persons shall be restored to their respective positions in the Action as of September 23, 2014; (b) all releases delivered in connection with the Stipulation shall be null and void, except as otherwise provided for in the Stipulation; (c) the Fee and Expense Amount paid to Petitioner’s Counsel shall be refunded and returned within thirty (30) days; and (d) all negotiations, proceedings, documents prepared, and statements made in connection herewith shall be without prejudice to the Settling Parties, shall not be deemed or construed to be an admission by a Settling Party of any act, matter, or proposition, and shall not be used in any manner for any purpose in any subsequent proceeding in any other action or proceeding. In such event, the terms and provisions of the Stipulation shall have no further force and effect with respect to the Settling Parties and shall not be used in the Action or in any other proceeding for any purpose.

7.    Bankruptcy
7.1 In the event any proceedings by or on behalf of Active Power, whether voluntary or involuntary, are initiated under any chapter of the United States Bankruptcy Code, including any act of receivership, asset seizure, or similar federal or state law action (“Bankruptcy Proceedings”), the Settling Parties agree to use their reasonable best efforts to obtain all necessary orders, consents, releases, and approvals for effectuation of the Stipulation and Court approval of the Settlement in a timely and expeditious manner. By way of example only, the Settling Parties agree to cooperate in making applications and motions to the bankruptcy court for relief from any stay, approval of the Settlement, authority to release funds, authority for the Individual Defendants' insurer(s) to disburse insurance proceeds consistent with the Stipulation, authority to release claims and indemnify officers and directors, and authority for the Court to enter all necessary orders and judgments, and any other actions reasonably necessary to effectuate the terms of the Settlement.
7.2 If any Bankruptcy Proceedings by or on behalf of Active Power are initiated prior to the payment of the Fee and Expense Amount, the Settling Parties shall agree to seek an order from the bankruptcy court presiding over such Bankruptcy Proceedings: (i) either lifting the automatic stay for the limited purpose of authorizing such payment, or finding that the payment of the Fee and Expense Amount by the Defendants and/or their insurers under their respective policies or related compromise of coverage does not violate the automatic stay; and (ii) finding that the payment of the Fee and Expense Amount by the Defendants and/or their insurers under their respective policies or related compromise of coverage does not constitute a preference, voidable transfer, fraudulent transfer, or similar transaction. In addition, in the event of any Bankruptcy Proceedings by or on behalf of Active Power, the Settling Parties agree that all dates and deadlines in the Action, if any, or any dates and deadlines associated with the appeal of the Action, if any, will be extended for such periods of time as are necessary to obtain necessary orders, consents, releases, and approvals from the bankruptcy court to carry out the terms and conditions of the Settlement.
8.    Miscellaneous Provisions
8.1 The Settling Parties: (a) acknowledge that it is their intent to consummate this Stipulation; and (b) agree to act in good faith and cooperate to take all reasonable and necessary steps to expeditiously implement the terms and conditions of the Stipulation.
8.2 In the event that any part of the Settlement is found to be unlawful, void, unconscionable, or against public policy by a court of competent jurisdiction, the remaining terms and conditions of the Settlement shall remain intact.
8.3 The Settling Parties intend this Settlement to be a final and complete resolution of all disputes between them with respect to the Action. The Settlement comprises claims that are contested and shall not be deemed an admission by any Settling Party as to the merits of any claim, allegation, or defense. The Settling Parties and their respective counsel agree that at all times during the course of the litigation, each has complied with the requirements of the applicable laws and rules of the Court, including, without limitation, Tex. Civ. Prac. & Rem. Code § 9.011 and Federal Rule of Civil Procedure 11.
8.4 The Stipulation may be modified or amended only by a writing signed by the signatories hereto.
8.5    The Stipulation shall be deemed drafted equally by all parties hereto.

8.6 No representations, warranties, or inducements have been made to any of the parties concerning the Stipulation or its exhibits other than the representations, warranties, and covenants contained and memorialized in such documents.
8.7 Each counsel or other Person executing the Stipulation or its exhibits on behalf of any of the Settling Parties hereby warrants that such Person has the full authority to do so.
8.8 The exhibits to this Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.
8.9 This Stipulation and the exhibits attached hereto constitute the entire agreement among the Settling Parties with respect to the subject matter hereof and supersede all prior and contemporaneous oral and written agreements and discussions.
8.10    In the event that there exists a conflict or inconsistency between the terms of this

Stipulation and the terms of any exhibit hereto, the terms of this Stipulation shall prevail.
8.11 The Stipulation may be executed in one or more counterparts, including by signature transmitted by facsimile or e-mailed PDF files. Each counterpart, when so executed, shall be deemed to be an original, and all such counterparts together shall constitute the same instrument.
8.12 The Stipulation shall be considered to have been negotiated, executed and delivered, and to be wholly performed, in the State of Texas, and the rights and obligations of the parties to the Stipulation shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of Texas without giving effect to that State's choice of law principles.
8.13 The Court shall retain jurisdiction with respect to implementation and enforcement of the terms of the Stipulation, and the Settling Parties and their counsel submit to the jurisdiction of the Court solely for purposes of implementing and enforcing the Settlement embodied in the Stipulation.

IN WITNESS WHEREOF, the Settling Parties have caused the Stipulation to be executed by their duly authorized attorneys.

DATED: January 30, 2015     JOHNSON & WEAVER, LLP

/s/ Nathan R. Hamler
Nathan R. Hamler

Frank J. Johnson
Nathan R. Hamler
110 West A Street, Suite 750
San Diego, CA 92101
Telephone: (619) 230-0063
Facsimile: (619) 255-1856

Counsel for Petitioner/Lead Counsel for Plaintiffs

THE BRISCOE LAW FIRM PLLC Willie C. Briscoe
8150 North Central Expressway, Suite 1575
Dallas, TX 75206 (T) 214.239.4568 (F) 281.254.7789
wbriscoe@thebriscoelawfirm.com

Counsel for Petitioner/Liaison Counsel for
Plaintiffs

DATED: January 30, 2015    KING & SPALDING, LLP

            /s/ Michael J. Biles
Michael J. Biles

Paul R. Bessette
State Bar No. 00791884
Michael J. Biles
State Bar No. 00791884
401 Congress Ave., Suite 3200
Austin, Texas 78701
Telephone: (512) 457-2002
Facsimile: (512) 457-2100

Counsel for Defendants

_________________________________________
1 All capitalized terms not otherwise defined are defined in section IV.1, infra.

EXHIBIT A

ACTIVE POWER, INC.
CHARTER OF THE DISCLOSURE COMMITTEE
(Adopted on October 27, 2014)

The Chief Executive Officer and Chief Financial Officer (“Senior Officers”) of Active Power, Inc. (“Company”) have established the Disclosure Committee (“Committee”) with authority, responsibility and specific duties as described in this Disclosure Committee Charter (“Charter”). The Committee shall review and reassess this Charter annually and recommend any proposed changes to the Senior Officers.

I. Purpose and Responsibilities

It is the Company’s policy that all disclosures made by the Company to the holders of its securities or to the investment community should be accurate and complete and fairly present the Company’s financial condition and results of operations in all material respects, and should be made on a timely basis as required by applicable laws and the applicable listing requirements of The NASDAQ Stock Market LLC.

The Committee shall review, monitor and assist the Senior Officers in fulfilling their responsibility for the oversight of the accuracy and timeliness of the disclosures made by the Company by being responsible for the following tasks, in each case, subject to the supervision and oversight of the Senior Officers:

•
Design and establish controls and other procedures (which may include the procedures currently used by the Company) that are designed to ensure that (1) information required to be disclosed by the Company to the Securities and Exchange Commission (“SEC”) and other written information that is to be disclosed to the investment community is recorded, processed, summarized and reported accurately and timely and (2) information is accumulated and communicated to management, including the Senior Officers, as appropriate to facilitate timely decisions regarding such required disclosure (collectively, the “Company’s Disclosure Controls”).

•	Monitor the integrity and effectiveness of the Company’s Disclosure Controls.

•
Review and supervise the preparation of the Company’s (1) periodic reports, registration statements and any other information filed with the SEC and (2) to the extent requested by the Senior Officers, press releases containing financial information, earnings guidance, information about material acquisitions or dispositions or other information material to the holders of the Company’s securities (collectively, the “Company’s Disclosure Statements”).

1

•
Evaluate the effectiveness of the Company’s Disclosure Controls as of the end of the periods covered by the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q (collectively, the “periodic reports”).

•
Discuss with the Senior Officers all relevant information with respect to the Committee’s proceedings, the preparation of the Company’s Disclosure Statements and the Committee’s evaluation of the effectiveness of the Company’s Disclosure Controls.

•
Provide a certification to the Senior Officers prior to the filing with the SEC of each periodic report as to (1) the Committee’s compliance with its policies and procedures and proper performance of the responsibilities that have been assigned to it and (2) the Committee’s conclusions resulting from its evaluation of the effectiveness of the Company’s Disclosure Controls.

•	Report any material concerns regarding the Company’s Disclosure Controls or the Company’s Disclosure Statements to the Board.

In discharging its duties, the Committee shall have full access to all Company books, records, facilities and personnel, including internal auditors.

II.    Membership

The membership of the Committee shall initially consist of the individuals named on Schedule A. Such members may be replaced, or new members added, at any time and from time to time by the Senior Officers. Notwithstanding the foregoing, the Senior Officers at their option may at any time assume any or all of the responsibilities of the Committee identified in this Charter, including, for example, approving the Company’s Disclosure Statements when time does not permit the full Committee to meet.

One member of the Committee shall be appointed by the Senior Officers as chair. The chair shall be responsible for scheduling and presiding over meetings and preparing agendas. Any question of interpretation of this Charter or the Committee’s procedures shall be determined by any Senior Officer or, in their absence from any meeting, the chair.

The Committee shall meet as frequently as circumstances dictate to (1) ensure the accuracy and completeness of the Company’s Disclosure Statements and (2) evaluate the Company’s Disclosure Controls and determine whether any changes to the Company’s Disclosure Controls are necessary or advisable in connection with the preparation of the Company’s upcoming periodic reports or other Disclosure Statements, taking into account developments since the most recent meeting, including changes in the Company’s organization and operating segments and any change in economic or industry conditions.

III. Other Responsibilities

The Committee shall also have such other responsibilities as the Senior Officers may assign to it from time to time.

2

SCHEDULE A
MEMBERS

Controller (Chair) General Counsel
Senior Manager, Public Relations & Investor Relations
Internal Auditor
Director of Financial Planning and Analysis
Senior Staff Accountant

EXHIBIT B

EXHIBIT B: POST-PETITION CORPORATE GOVERNANCE REFORMS

In re Active Power, Inc. Shareholder Derivative Litigation, Cause No. D-1-GN-13-003230
(Tx. Dist. Ct. - Travis Cnty., 98th Judicial District).

The Parties agree that the filing and prosecution of the Action was a substantial and material factor in the Company's decision to adopt, strengthen, and/or maintain the following corporate governance policies after the Petition was filed in and around September 2013. Any such policy, procedure, and/or control reforms will be maintained for not less than three years following final settlement approval:

1. Defendants acknowledge that the initiation and prosecution of the Action was a primary cause and an important and material factor in causing Active Power to approve and adopt a new anti-corruption policy in July 2014 for engaging third-party agents and distributors.

2. Defendants also acknowledge that the initiation and prosecution of the Action was a primary cause and an important and material factor in causing Active Power to approve, adopt, and publish the following revisions/addition to the Company’s Code of Conduct and Ethics in July 2014, implementing a new due diligence policy and process for engaging third-party representatives and agents:

Engaging third party agents, distributors, representatives and other business partners

The company could be liable for the acts of people that act on our behalf. This includes third party agents, distributors; representative and other business partners (together, “third parties”). Before engaging a third party, you must conduct risk-based due diligence to ensure that the third party conducts company business in an ethical and lawful manner and is willing and able to comply with the company’s compliance expectations and obligations. Based on its risk assessment, the company must conduct due diligence to determine some or all of the following:

•	the reputation, beneficial ownership, professional capability and experience, financial standing and credibility of the prospective third party, and

•	the history of the prospective third party’s compliance with applicable anti-corruption and/or anti-bribery laws.

The appropriate level of due diligence will vary depending on the circumstances, and should be determined in consultation with the General Counsel. This due diligence is intended to uncover any potential “red flags” that may need further investigation, and must be documented. The company may determine to perform due diligence periodically throughout the third party’s engagement.

All arrangements with third parties must be subject to clear contractual terms including provisions requiring compliance with minimum standards and procedures in relation to bribery and corruption. Appropriate contract wording may be obtained from

1

your General Counsel. An executive officer of the company must authorize engaging all third parties on behalf of the Company and must, in consultation with the General Counsel, approve all such contracts.

All payments and commissions to third parties must be made in accordance with applicable laws and the terms of the contract with the person or company providing the services.

If you have any concerns that arrangements with a third party are not in accordance with this policy, you should ask your regional compliance lead or the General Counsel for help.

2

EXHIBIT C

CAUSE NO. D-1-GN-13-003230

IN RE ACTIVE POWER, INC. SHAREHOLDER DERIVATIVE LITIGATION	§ IN THE DISTRICT OF §
§ TRAVIS COUNTY, TEXAS
§
§ 98th JUDICIAL DISTRICT
§
§

[PROPOSED] PRELIMINARY APPROVAL AND SCHEDULING ORDER

Petitioner Hiroshi Okumura, in the above-captioned derivative action (the "Action") has applied pursuant to Tex. Bus. Org. Code § 21.560(a) for an order to preliminarily approve the proposed Settlement of the Action in accordance with the Stipulation of Settlement entered into by the Settling Parties, dated January 29, 2015 (the "Stipulation"). The Court, having read and considered the Stipulation and accompanying documents, and all Settling Parties having consented to the entry of this Preliminary Approval Order,
NOW, THEREFORE, this     day of     , 2015, upon application of the

Settling Parties, IT IS HEREBY ORDERED as follows:

1. Except for terms defined herein, the Court adopts and incorporates the definitions in the Stipulation for purposes of this Preliminary Approval Order.
2. The Settlement appears to be the product of serious, informed, arm’s-length negotiations, has no obvious deficiencies, provides substantial value to the Company, and falls within the range of possible approval and, therefore, merits further consideration.
3. The Court preliminarily finds that the Settlement is fair, reasonable, adequate, and in the best interests of the Company and its shareholders.
4. Within ten (10) business days after the entry of this Preliminary Approval Order, Active Power shall, at its own cost, (i) post a copy of the Notice, substantially in the form of Exhibit D to the Stipulation, and the Stipulation on the Company's website; and (ii) shall file a Form 8-K with the U.S. Securities and Exchange Commission that includes the Notice and Stipulation, which shall refer shareholders to Johnson & Weaver, LLP’s website for more information.
5. Within ten (10) business days after the entry of this Preliminary Approval Order, Johnson & Weaver, LLP shall post a copy of the Stipulation and Notice on its website.
6. At least seven (7) calendar days prior to the Settlement Hearing, Petitioner’s Counsel shall file with the Court and serve on Active Power’s Counsel proof, by affidavit or declaration, of the dissemination of Notice as provided for in paragraphs 4-5 of this Order.

7. The Court finds that the form, substance, and dissemination of information regarding the proposed Settlement in the manner set out in this Order constitutes the best notice practicable under the circumstances and complies fully with Tex. Bus. Org. Code § 21.560(b) and due process.
8.    A hearing shall be held on     , 2015 at     a.m./p.m., before this

Court, before the Honorable Rhonda Hurley, at the Travis County Civil Courthouse, 1000
Guadalupe, 5th Floor, Austin, Texas 78701, at which the Court will determine: (i) whether the terms of the Stipulation should be approved as fair, reasonable, and adequate; (ii) whether the Notice fully satisfied the requirements of Tex. Bus. Org. Code § 21.560(b) and the requirements of due process; (iii) whether the Action should be dismissed with prejudice; (iv) whether all Released Claims against the Released Persons should be fully and finally released; (v) whether the agreed-to Fee and Expense Amount should be approved; (vi) whether the Incentive Award should be approved; and (vii) to rule upon such other matters as the Court may deem appropriate.
9. The Court reserves: (i) the right to approve the Settlement, with such modifications as may be agreed to by counsel for the Settling Parties consistent with such Settlement, without further notice to Active Power shareholders; (ii) the right to continue or adjourn the Settlement Hearing from time to time, by oral announcement at the hearing or at any adjournment thereof, without further notice to Active Power shareholders; and (iii) the right to approve the Settlement at or after the Settlement Hearing with such modifications as may be consented to by the Settling Parties to the Action.
10. Any Current Active Power Shareholder who wishes to object to the Settlement and/or show cause why it should not be approved, why the Judgment should or should not be entered thereon, or why Petitioner’s Counsel's Fee and Expense Amount or the Incentive Award should not be awarded shall file a written objection: (a) stating the case name and number, In re Active Power, Inc. Shareholder Derivative Litigation, Cause No. D-1-GN-13-003230 (Tx. Dist. Ct. - Travis Cnty., 98th Judicial District), and stating all reasons for the objection; (b) giving proof of current ownership of Active Power stock as well as documentary evidence of when such stock ownership was acquired; (c) clearly identifying any and all evidence that would be presented at the Settlement Hearing in connection with such objections; and (d) identifying any case, by name, court, and docket number, in which the objector or his attorney, if any, has objected to a settlement in the last three years.
11. Such objection shall, at least fourteen (14) calendar days prior to the Settlement Hearing, be filed with the Clerk of the Court, Travis County Civil Courthouse, 1000 Guadalupe, Austin, Texas 78701, and served by first class U.S. Mail at the same time on counsel for the Settling Parties. Any Current Active Power Shareholder wishing to be heard at the Settlement Hearing is required to include a notice of intention to appear at the Settlement Hearing together with his, her, or its written objection. Only shareholders who have filed with the Court and sent to the Settling Parties' counsel valid and timely written notices of objection will be entitled to be heard at the hearing, unless the Court orders otherwise.
12. Any Active Power shareholder who does not make his, her, or its objection in the manner provided in paragraphs 10 and 11, supra, of this Preliminary Approval Order shall be deemed to have waived such objection and shall forever be foreclosed from: (a) making any objections to the fairness, adequacy, or reasonableness of the Settlement; or (b) making any objections to the fairness and reasonableness of the Fee and Expense Amount or Incentive Award.
13. All papers in support of the Settlement and the Settling Parties' responses to objections by Current Active Power Shareholders, if any, shall be filed with the Court and served at least seven (7) calendar days prior to the Settlement Hearing.
14. All proceedings in the Action, other than such proceedings as may be necessary to carry out the terms and conditions of the Stipulation and the Settlement, are hereby stayed and suspended until further order of this Court. Pending final determination of whether the Stipulation should be approved, Petitioner, the Company, and all of the Company's shareholders, and any of them, are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any Released Claims against any Released Persons.

15. If the Stipulation is not approved by the Court, is terminated, or shall not become effective for any reason, the Action shall proceed, completely without prejudice to any party as to any matter of law or fact, as if the Stipulation had not been made and had not been submitted to the Court, and neither the Stipulation, any provision contained in the Stipulation, any action undertaken pursuant thereto, nor the negotiation thereof by any party shall be deemed an admission or offered or received in evidence at any proceeding in the Action or any other action or proceeding.

IT IS SO ORDERED. Dated:     , 2015

PRESIDING JUDGE

EXHIBIT D

CAUSE NO. D-1-GN-13-003230

IN RE ACTIVE POWER, INC. SHAREHOLDER DERIVATIVE LITIGATION	§ IN THE DISTRICT OF §
§ TRAVIS COUNTY, TEXAS
§
§ 98th JUDICIAL DISTRICT
§
§

_______________________________________________________________________________________

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT
OF SHAREHOLDER DERIVATIVE ACTION
_______________________________________________________________________________________

TO:    ALL RECORD OR BENEFICIAL OWNERS OF COMMON STOCK OF ACTIVE
POWER, INC. AS OF _________, 2015:

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. IT CONTAINS IMPORTANT INFORMATION ABOUT YOUR LEGAL RIGHTS.

THIS NOTICE RELATES TO A PROPOSED SETTLEMENT OF A SHAREHOLDER DERIVATIVE ACTION (THE "ACTION") AND CLAIMS ASSERTED ON BEHALF OF ACTIVE POWER, INC. ("ACTIVE POWER" OR THE "COMPANY").

IF THE COURT APPROVES THE SETTLEMENT AND DISMISSAL OF THE ACTION, SHAREHOLDERS OF ACTIVE POWER WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE SETTLED CLAIMS.

THIS ACTION IS NOT A "CLASS ACTION." THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT.

PURPOSE OF THIS NOTICE

This Notice of Pendency and Proposed Settlement of Shareholder Derivative Action (the "Notice") is provided to Active Power stockholders pursuant to the efforts of the parties to the Action to gain the Court’s approval, as required by applicable Texas law, of the proposed settlement of the Action as described herein. This is not a solicitation from a lawyer.

The purpose of this Notice is to advise you that, pursuant to the Court's Preliminary
Approval Order,1 a hearing will be held on _______________ at ______________     a./p.m., before

the Honorable Rhonda Hurley, at the Travis County Civil Courthouse, 1000 Guadalupe, 5th Floor, Austin, Texas 78701 (or at such a date and time as the Court may direct without further notice) (the "Settlement Hearing") to determine whether: (i) the terms of a proposed settlement (the "Settlement") of this Action are fair, reasonable, and adequate, and in the best interests of Active Power; (ii) the amount of attorneys’ fees and expenses to Petitioner’s Counsel, as described below, are fair and reasonable; and (iii) the incentive award to Petitioner, as described below, should be approved.

The terms and conditions of the proposed Settlement are summarized in this Notice and set forth in full in the Stipulation. You have an opportunity to be heard at this hearing.

_____________________________________
1 The capitalized terms used in this Notice and not otherwise defined are defined in the Stipulation of Settlement (the "Stipulation") dated January __, 2015, which is available on the websites of Petitioner's Counsel at www.johnsonandweaver.com and the website of Active Power at www.________.

The Court has not determined the merits of Petitioner’s claims or Defendants’ defenses. By this Notice, the Court does not express any opinion as to the merits of any claim or defense asserted by any party in this Action.

BACKGROUND OF THE ACTION

On September 13, 2013, Petitioner Hiroshi Okumura (“Petitioner”) filed a shareholder derivative petition (the “Petition”) in the Court, captioned Okumura v. Almgren et al, Cause No. D-1-GN-13-003230 (the “Okumura Action”), on behalf of Active Power and against Active Power’s Board of Directors and certain officers of Active Power (collectively, the “Individual Defendants”). The Petition alleges that, from approximately April 30, 2013 through September 5,
2013, the Individual Defendants issued or authorized the issuance of materially false or misleading statements regarding a purported strategic partnership between Active Power and Digital China Information Service Company Limited “Digital China”). On September 5, 2013, however, Active Power, through a press release, revealed that it did not have a strategic partnership with Digital China as previously announced. The Petition alleged that the Individual Defendants breached their fiduciary duties owed to Active Power and its shareholders by issuing or authorizing the issuance of materially false or misleading statements regarding its purported relationship with Digital China and by failing to implement, maintain, or follow adequate internal controls to ensure that the information disclosed about Active Power’s purported relationship with Digital China was accurate. Based on these allegations, the Petition asserted claims for breach of fiduciary duty and unjust enrichment against the Individual Defendants.

On October 14, 2013, another Active Power Shareholder filed a shareholder petition in the Court, captioned Shaev IRA v. Milner et al., Cause No. D-1-GN-13-003557 (the “Shaev IRA Action”). Subsequently, the Court entered an Order consolidating the Okumura Action and Shaev IRA Action into one action, consolidating the actions as In re Active Power, Inc. Shareholder Derivative Litigation, Cause No. D-1-GN-13-003230 (Tx. Dist. Ct. - Travis Cnty., 98th Judicial District). On September 18, 2014, the Court entered an order appointing Hiroshi Okumura as lead plaintiff in the Action and appointing Johnson & Weaver, LLP as lead counsel for plaintiffs in the Action.

On September 23, 2014, the Settling Parties engaged in extensive arm's-length negotiations with the assistance and involvement of the Mediator, which resulted in the Settling Parties reaching an agreement-in-principle to settle the Action based on the terms and conditions set forth in the Stipulation (the "Settlement").

TERMS OF THE SETTLEMENT

The Individual Defendants have caused their insurer to pay to Active Power the amount of $1.5 million, which was used to settle the Securities Class Action.

Further, as a result of the filing, prosecution, and settlement of the Action, Active Power shall, within thirty calendar days after the Judgment becomes Final, formally express and/or implement and maintain in substance the corporate governance reforms, additions, amendments, or formalizations identified in paragraphs 2.2 and 2.3 of the Stipulation for a period of not less than three years (the "Corporate Governance Reforms"). The full text of the Corporate Governance Reforms are set forth in Exhibit A and Exhibit B to the Stipulation, which may be found at
http://_____________.com/ and www.johnsonandweaver.com.     Active Power and the

Individual Defendants further acknowledge that the filing and prosecution of the Action was a substantial and material factor in the decision to adopt certain corporate governance reforms that were implemented at the Company after the filing of the Action.

The Corporate Governance Reforms include: (i) the creation by the company of a disclosure committee, which shall be tasked to review, monitor, and assist Active Power’s Chief Executive Officer and Chief Financial Officer in fulfilling their responsibility for the oversight of the accuracy and timeliness of disclosures made by the Company to the holders of its securities or to the investment community; (ii) the adoption and implementation by the Company of a new anti-corruption policy for engaging third-party agents and distributors; and (iii) the revision and adoption of changes to the Company’s Code of Conduct and Ethics implementing a new due diligence policy and process for the Company’s engagement of third party representatives or agents.

The Settlement calls for Petitioner (on behalf of himself, all Active Power shareholders and, derivatively, on behalf of Active Power) to release all Released Claims against the Released Persons, as defined in the Stipulation. The term "Released Claims" collectively means any and all claims, rights, and causes of action, whether based on federal, state, local, statutory, or common law or any other law, rule, or regulation, including Unknown Claims, that have been asserted or could have been asserted by Petitioner or any other shareholder of Active Power derivatively on behalf of Active Power against the Released Persons in the complaints filed in the Action arising from or relating to the facts, events, transactions, acts, disclosures, statements, omissions or failures to act, or any other circumstance alleged by Petitioner.

PETITIONER’S COUNSEL'S POSITION CONCERNING SETTLEMENT

Petitioner believes that the Action has substantial merit, and Petitioner’s entry into the Stipulation is not intended to be and shall not be construed as an admission or concession concerning the relative strength or merit of the claims alleged in the Action. However, Petitioner and Petitioner’s Counsel recognize and acknowledge the significant risk, expense, and length of continued proceedings necessary to prosecute the Action against the Individual Defendants through trial and through possible appeals. Petitioner’s Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex cases such as the Action, as well as the difficulties and delays inherent in such litigation.

Based on Petitioner’s Counsel's thorough review and analysis of the relevant facts, allegations, defenses, and controlling legal principles, Petitioner’s Counsel believe that the Settlement set forth in the Stipulation is fair, reasonable, and adequate, and confers substantial benefits upon Active Power and its shareholders. Based upon Petitioner’s Counsel's evaluation, Petitioner has determined that the Settlement is in the best interests of Active Power and Current Active Power Shareholders and has agreed to settle the Action upon the terms and subject to the conditions set forth in the Stipulation.

DEFENDANTS' POSITION CONCERNING SETTLEMENT

The Individual Defendants have denied and continue to deny that they have committed, threatened, or attempted to commit, any violations of law, or breached any duty owed to Petitioner, Active Power, or its shareholders. Without admitting the validity of any allegations made in the Action, or any liability with respect thereto, the Individual Defendants have concluded that it is desirable that the claims against them be settled on the terms reflected in the Stipulation. The Individual Defendants and Active Power are entering into this Settlement because it will eliminate the uncertainty, distraction, disruption, burden, risk, and expense of further litigation. Further, the Individual Defendants and Active Power acknowledge that the Settlement confers substantial benefits on Active Power and is fair, reasonable, adequate, and in the best interests of Active Power and its shareholders.

ATTORNEYS' FEES AND EXPENSES OF PETITIONERS' COUNSEL AND INCENTIVE AWARDS FOR PETITIONERS

Petitioner’s Counsel have not received any payment for their work in connection with the Action, nor have they been reimbursed for out-of-pocket expenses. After negotiating the substantive terms of the Settlement, the Parties discussed a fair and reasonable sum to be paid to Petitioner’s Counsel for their attorneys' fees and expenses. In recognition of the substantial benefits conferred upon Active Power as a direct result of the prosecution and Settlement of the Action, and as subject to Court approval, Petitioner’s Counsel shall receive $250,000 in attorneys’ fees and expenses.

In addition, Petitioner’s Counsel may apply to the Court for an incentive award of up to $2,000 for Petitioner, only to be paid upon Court approval, in recognition of Petitioner’s participation and effort in the prosecution of the Action (the “Incentive Award”). The Incentive Award, if approved by the Court, shall be paid to Petitioner from the attorneys’ fees and expenses.

NOTICE OF HEARING ON PROPOSED SETTLEMENT

A Settlement Hearing will be held on ____________ at __:__ a./p.m., before this Court,

before the Honorable Rhonda Hurley, at the Travis County Civil Courthouse, 1000 Guadalupe, 5th Floor, Austin, Texas 78701 (or at such a date and time as the Court may direct without further notice), for the purpose of determining: (a) whether the proposed Settlement, as set forth in the Stipulation, should be approved by the Court as fair, reasonable, and adequate to Active Power and its shareholders, including Petitioner; (b) whether the Judgment should be entered dismissing the Action with prejudice and releasing the Released Persons from the Released Claims; (c) whether the payment of Petitioner’s Counsel's Fee and Expense Amount and Petitioner’s Incentive Award should be approved; and (d) any other matters that come before the Court.

The Court may adjourn the Settlement Hearing by oral announcement at such hearing or any adjournment without further notice of any kind. The Court may approve the Settlement with or without modification, enter the Judgment, and order the payment of the Fee and Expense Amount and Petitioner’s Incentive Award without further notice of any kind.

THE RIGHT TO BE HEARD AT THE SETTLEMENT HEARING

Any Active Power shareholder may appear and show cause, if he, she, or it has any reason why the Settlement of the Action embodied in the Stipulation should not be approved as fair, reasonable, and adequate, or why the Judgment should or should not be entered hereon, or why the Fee and Expense Amount or Petitioner’s Incentive Award should not be awarded. To object, the shareholder must: (a) file a written objection, stating the case name and number In re Active Power, Inc. Shareholder Derivative Litigation, Cause No. D-1-GN-13-003230 (Tx. Dist. Ct. - Travis Cnty., 98th Judicial District) and stating all reasons for the objection; (b) give proof of current ownership of Active Power stock as well as documentary evidence of when such stock ownership was acquired; (c) clearly identify any and all evidence that would be presented at the Settlement Hearing in connection with such objections; and (d) identify any case, by name, court, and docket number, in which the objector or his attorney, if any, has objected to a settlement in the last three years. Any written objections shall be filed with Clerk of the Court at least fourteen (14) calendar days prior to the Settlement Hearing, at the below address:

CLERK OF THE COURT
Travis County Civil Courthouse
1000 Guadalupe
Austin, Texas 78701

and copies of such objections shall be served at the same time upon the following by first-class mail:

Counsel for Plaintiff:    Counsel for Defendants:

Frank J. Johnson Nathan R. Hamler JOHNSON & WEAVER, LLP 110 West A Street, Suite 750 San Diego, CA 92101 Telephone: (619) 230-0063 Facsimile: (619) 255-1856	Paul R. Bessette Michael J. Biles KING & SPALDING, LLP 401 Congress Ave., Suite 3200 Austin, Texas 78701 Telephone: (512) 457-2002 Facsimile: (512) 457-2100

Any Active Power shareholder wishing to be heard at the Settlement Hearing is required to include a notice of intention to appear at the Settlement Hearing together with his, her, or its written objection.

Any Active Power shareholder who does not make his, her, or its objection in the manner provided in the preceding Paragraph of this Notice shall be deemed to have waived such objection and shall forever be foreclosed from: (a) making any objections to the fairness, adequacy, or reasonableness of the Settlement; or (b) making any objections to the fairness and reasonableness of the Fee and Expense Amount or Incentive Award.

CONDITIONS FOR SETTLEMENT

The Settlement is conditioned upon the occurrence of certain events described in the Stipulation, which requires, among other things: (a) approval of the Settlement by the Court following notice to Active Power shareholders, as set forth in paragraphs 3.3-3.4 of the Stipulation, and a hearing as required by Tex. Bus. Org. Code § 21.560(a); (b) entry of the Judgment, in all material respects in the form set forth as Exhibit E annexed to the Stipulation, approving the Settlement, without awarding costs to any party, except as provided herein; (c) the payment of the Fee and Expense Amount in accordance with paragraphs 4.1-4.2 of the Stipulation; and (d) the passing of the date upon which the Judgment becomes Final. If, for any reason, any one of the conditions described in the Stipulation is not met and the entry of the Judgment does not occur, the Stipulation might be terminated and, if terminated, will become null and void; and the Parties to the Stipulation will be restored to their respective positions as of September 23, 2014.

FURTHER INFORMATION

Further information regarding the Action and this Notice may be obtained by writing Petitioner’s Counsel: Frank J. Johnson & Nathan R. Hamler, Johnson & Weaver, LLP, 110 West A Street, Suite 750, San Diego, California 92101.

The pleadings and other records of the Action as well as the Stipulation filed with the Court may be examined and copied at any time during regular office hours at the Office of the Clerk, Travis County Civil Courthouse, 1000 Guadalupe, Austin, Texas 78701. Additionally, the Stipulation, this Notice and certain other settlement related documents may be examined at
http://________.com/ and www.johnsonandweaver.com.

PLEASE DO NOT TELEPHONE THE COURT OR THE CLERK'S OFFICE
REGARDING THIS NOTICE.

EXHIBIT E

CAUSE NO. D-1-GN-13-003230

IN RE ACTIVE POWER, INC. SHAREHOLDER DERIVATIVE LITIGATION	§ IN THE DISTRICT OF § § TRAVIS COUNTY, TEXAS § § 98th JUDICIAL DISTRICT §
§

[PROPOSED] ORDER AND FINAL JUDGMENT

This matter came before the Court for hearing on , to consider approval of the proposed settlement ("Settlement") set forth in the Stipulation of Settlement dated January 29, 2015, and the exhibits thereto (the "Stipulation"). The Court has reviewed and considered all documents, evidence, objections (if any), and arguments presented in support of or against the Settlement. Good cause appearing therefore, the Court enters this Judgment.

IT IS HEREBY ORDERED, ADJUDGED, AND DECREED that:
1. Unless otherwise stated herein, all capitalized terms contained in this Judgment shall have the same meaning and effect as stated in the Stipulation.
2.     This Court has jurisdiction over the subject matter of the Action and over the Settling Parties to the Action.
3. This Court hereby approves the Settlement set forth in the Stipulation and finds that the Settlement is, in all respects, fair, reasonable, and adequate to each of the Settling Parties, Active Power, Inc. (“Active Power”), and Active Power shareholders, and hereby directs the Settling Parties to perform the terms of the Settlement as set forth in the Stipulation to the extent the Settlement Parties have not already done so.
4. This Court hereby dismisses the Action with prejudice. The Settling Parties are to bear their own costs, except as otherwise provided in the Stipulation.
5. Upon the Effective Date, Petitioner (both individually and derivatively on behalf of Active Power), any other Active Power shareholder on behalf of Active Power, and Petitioner’s Counsel shall be deemed to have fully, finally, and forever released, relinquished, and discharged the Released Claims (including Unknown Claims) against the Released Persons and any and all claims arising out of, relating to, or in connection with the defense, settlement, or resolution of the

Action against the Released Persons. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.
6. Upon the Effective Date hereof, the Releasing Parties are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any Released Claims against any of the Released Persons as set forth in and in accordance with the terms of the Stipulation. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.
7. Upon the Effective Date, each of the Defendants shall be deemed to have fully, finally, and forever released, relinquished, and discharged Petitioner and Petitioner’s Counsel from all claims (including Unknown Claims), arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Action or the Released Claims. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.
8.     The Court finds that the Notice of Pendency and Proposed Settlement of Derivative Action was given in accordance with the Preliminary Approval Order     entered on ___________, 2015, and that such Notice was reasonable, constituted the most practicable notice under the circumstances to Current Active Power Shareholders, and complied with the requirements of Texas law and due process.
9. The Court hereby approves the Fee and Expense Amount in accordance with the Stipulation and finds that the Fee and Expense Amount is fair and reasonable. No other fees, costs, or expenses may be awarded to Petitioner’s Counsel in connection with the Settlement. The Fee and Expense Amount shall be distributed in accordance with the terms of the Stipulation.

10. The Court hereby approves the Incentive Award of $2,000 for the Petitioner, to be paid from Petitioner’s Counsel’s Fee and Expense Amount in recognition of Petitioner’s participation and effort in the prosecution of the Action.
11. During the course of the litigation of the Action, all Settling Parties and their counsel acted in good faith and complied with Tex. Civ. Prac. & Rem. Code § 9.011 and Federal Rule of Civil Procedure 11 and any similar rule or statute.
12. Neither the Stipulation nor the Settlement contained therein, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement, is or may be deemed to be or may be used as: (a) an admission of, or evidence of, the validity of any Released Claim or any wrongdoing or liability of the Defendants, or the Court's jurisdiction over the Released Persons for purpose of the Released Claims or for any other purpose; (b) an admission or concession by Petitioner or any Active Power shareholder of any infirmity in the claims asserted in the Complaint; or (c) an admission of, or evidence of, any fault or omission of any of the Released Persons in any civil, criminal, or administrative proceeding in any court, administrative agency, or other tribunal. The Released Persons may file the Stipulation and/or this Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, equitable estoppel, judicial estoppel, release, good-faith settlement, judgment bar or reduction, or any theory of claim preclusion or issue preclusion or similar defense or counterclaim.
13. Without affecting the finality of this Judgment in any way, this Court hereby retains continuing jurisdiction over: (a) implementation of this Settlement; and (b) all Settling Parties and the Settling Parties' counsel hereto for the sole purpose of construing, enforcing, and administering the Stipulation and this Order.

14.    There is no reason for delay in the entry of this Judgment and immediate entry by the Clerk of the Court is expressly directed by the Court.

IT IS SO ORDERED.

SIGNED this      day of      , 2015.

PRESIDING JUDGE